Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-183866 on Form S-8 of Kraft Foods Group, Inc. of our report dated June 18, 2015 appearing in this Annual Report on Form 11-K of Kraft Foods Group, Inc. TIP Plan for the year ended December 31, 2014.

/s/ Crowe Horwath LLP

Oak Brook, Illinois
June 18, 2015